SCHEDULE II
                     INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                          DATE          SOLD(-)          PRICE(2)
   COMMON STOCK-CAESARS WORLD
  WESTERN NEW MEXICO
                         1/24/95           10,000-       67.5000
                         1/09/95            5,000        67.0000
  SAFETY RAILWAY RETIREMENT
                         1/24/95            1,500-       67.5000
  MICHAEL GABELLI
                         1/24/95            2,000-       67.5000
  MATTHEW GABELLI
                         1/24/95            2,000-       67.5000
  MARC GABELLI
                         1/24/95            2,000-       67.5000
  ELISA GABELLI
                         1/24/95            2,000-       67.5000
  MARIO J. GABELLI
                         1/24/95           35,000-       67.5000
  LYNCH TELEPHONE CORP
                         1/24/95            3,000-       67.5000
  LYNCH CAPITAL CORPORATION
                         1/09/95            5,000-       67.0000
  INTERCOMMUNITY TELEPHONE CORP
                         1/24/95            3,000-       67.5000
  THE GABELLI PERFORMANCE PARTNERSHIP
                         1/24/95          102,000-       67.5000
                         1/12/95            2,000        67.1250
  THE GABELLI PERFORMANCE PARTNERSHIP
                         1/24/95            3,500-       67.5000
                         1/16/95            2,000        67.2500
                         1/05/95            1,500        66.6587
  GIL II, LTD.
                         1/24/95           80,000-       67.5000
  GABELLI INTERNATIONAL LTD
                         1/24/95           35,000-       67.5000
  GABELLI FUNDS, INC.
       GABELLI FUNDS INC.-PRINCIPAL A/C
                         1/24/95           22,200-       67.5000
                         1/05/95              700        66.5000
       GABELLI FUNDS INC.-PRINCIPAL A/C
                         1/24/95          411,800-       67.5000
       THE GABELLI GLOBAL MULTI MEDIA TRUST
                         1/24/95           40,000-       67.5000
       THE GABELLI EQUITY TRUST,INC.
                         1/24/95          100,000-       67.5000


                                                    Page 33 of 34
       THE GABELLI COUCH POTATO FUND
                         1/24/95           15,000-       67.5000
       THE GABELLI CONVERTIBLE SECURITIES FUND
                         1/24/95           41,000-       67.5000
                          1/19/95            1,000       67.1250
                          1/12/95           15,000       67.2500
       THE GABELLI ASSET FUND
                         1/24/95          205,600-       67.5000
                         1/13/95            5,600        67.2500
                         1/12/95          100,000        67.2500
       THE GABELLI ABC FUND
                         1/24/95           25,900-       67.5000
                         1/05/95              900        66.5000
  THE GABELLI ABC FUND
                         1/24/95           15,000-       67.5000
  GAMCO INVESTORS, INC.
                         1/24/95          889,900-       67.5000
                         1/16/95           11,800        67.2500
                         1/13/95            6,600        67.2500
                         1/12/95              200-       *DO
                         1/10/95            1,600        67.0000
  GABELLI ASSOCIATES LTD
                         1/24/95           11,000-       67.5000
                         1/16/95            3,000        67.1250
  GABELLI ASSOCIATES FUND
                         1/24/95          200,000-       67.5000
                         1/24/95           31,000        67.3750
                         1/23/95            8,000        67.3750
                         1/17/95            1,000        67.1250
                         1/17/95            8,000        67.1875
                         1/16/95            2,000        67.1250
  GABELLI PROFIT SHARING PLAN
                         1/24/95           15,000-       67.5000
  GABELLI ROSENTHAL & PARTNERS, L.P.
                         1/24/95            1,500-       67.5000
  GABELLI ROSENTHAL & PARTNERS, L.P.
                         1/24/95            8,000-       67.5000
                         1/16/95            4,000        67.2500








(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


                                                     Page 34 of 34